Exhibit 99.2

Press Release

CONTACT:

Jarrod Langhans

Investor Relations

Tel: (813) 313-1732

Investorrelations@cott.com

COTT ANNOUNCES INTENTION TO OFFER $525 MILLION

OF SENIOR NOTES

TORONTO, ON and TAMPA, FL – June 10, 2014 – Cott Corporation (NYSE:COT; TSX:BCB) announced today that its wholly owned subsidiary, Cott Beverages Inc. (“Cott Beverages”), intends, subject to market and other customary conditions, to offer $525 million aggregate principal amount of senior notes due 2022 (the “New Notes”). The New Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. The New Notes will be fully and unconditionally guaranteed by Cott Corporation and certain of its subsidiaries.

Cott Beverages expects to use the net proceeds from the offering to repurchase any and all of its outstanding 8.125% Senior Notes due 2018 (the “2018 Notes”) in its previously announced tender offer and consent solicitation (the “Tender Offer”) and the redemption of any of the 2018 Notes that remain outstanding if Cott Beverages purchases less than all of the outstanding 2018 Notes in the Tender Offer, to repay any outstanding loans under its asset-based lending credit facility, to pay related fees and expenses and for general corporate purposes.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.

The New Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The terms and conditions of the Tender Offer are described in an Offer to Purchase and Consent Solicitation Statement, dated June 10, 2014 (the “Statement”), and a related Consent and Letter of Transmittal, which have been sent to holders of the 2018 Notes. This news release is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities. The Tender Offer is made only by, and pursuant to the terms of, the Statement and the related Consent and Letter of Transmittal. In addition, this news release does not constitute a notice of redemption of the 2018 Notes under the optional redemption provisions of the indenture governing the 2018 Notes.

Press Release

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our intention to offer notes, the principal amount and maturity date of such notes and our use of the net proceeds from the offering of such notes. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Factors that could cause actual results to differ materially from those described in this press release include those risks and uncertainties indicated from time to time in Cott’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

2